PRINCIPAL UNDERWRITING AGREEMENT
     THIS PRINCIPAL UNDERWRITING AGREEMENT, between THE AMERICAN FUNDS INCOME SERIES, a Massachusetts business trust (the "Trust"), and AMERICAN FUNDS DISTRIBUTORS, INC., a California corporation ("AFD");
                      W I T N E S S E T H:
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company which initially offers shares of beneficial interest of a single series, U.S. Government Guaranteed Securities Fund (the "Fund"), and may offer shares of additional series in the future, and it is a part of the business of the Trust, and affirmatively in the interest of the Trust, to offer shares of the Fund and shares of future series for sale, either continuously, or from time to time by means of such arrangements as are determined by its Trustees to be appropriate; and
     WHEREAS, AFD is engaged in the business of promoting the distribution of shares of investment companies through securities dealers; and
     WHEREAS, the Trust and AFD wish to enter into an agreement with each other to promote the distribution of the shares of the Fund and of all series which may be established in the future;
    NOW, THEREFORE, the parties agree as follows:
     1. (a) AFD shall be the exclusive principal underwriter for the sale of the shares of the Fund and of each series of the Trust which may be established in the future, except as otherwise provided pursuant to the following subsection (b). The terms "shares of Trust" or "shares" as used herein shall mean shares of beneficial interest of the Fund and each series which may be established in the future and become covered by this Agreement in accordance with Section 22.
         (b) The Trust may, upon 60 days' written notice to AFD, from time to time designate other principal underwriters of its shares with respect to areas other than the North American continent, Hawaii, Puerto Rico, and such countries or other jurisdictions as to which the Trust may have expressly waived in writing its right to make such designation. In the event of such designation, the right of AFD under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.
     2. In the sale of shares of the Trust, AFD shall act as agent of the Trust except in any transaction in which AFD sells such shares as a dealer to the public, in which event AFD shall act as principal for its own account.
     3. The Trust shall sell shares only through AFD, except that the Trust may, to the extent permitted by the 1940 Act and the rules and regulations promulgated thereunder or pursuant thereto, at any time:
         (a) issue shares to any corporation, association, trust, partnership or other organization, or its, or their, security holders, beneficiaries or members, in connection with a merger, consolidation or reorganization to which the Trust is a party, or in connection with the acquisition of all or substantially all the property and assets of such corporation, association, trust, partnership or other organization;
         (b) issue shares at net asset value to the holders of shares of capital stock or beneficial interest of other investment companies served as investment adviser by any affiliated company or companies of The Capital Group, Inc., to the extent of all or any portion of amounts received by such shareholders upon redemption or repurchase of their shares by the issuing corporation;
         (c) issue shares at net asset value to its shareholders in connection with the reinvestment of dividends paid and other distributions made by the Trust;
         (d) issue shares at net asset value to trustees, and officers, and employees of the Trust, its Investment Adviser, any principal underwriter of the Trust, and their affiliates, including any trust, pension, profit-sharing or other benefit plan established for such persons, and to other persons as permitted by applicable rules adopted by the Securities and Exchange Commission (the "Commission") under the 1940 Act, as in effect from time to time or pursuant to any exemptive order received by the Trust from the Commission pursuant to Section 6(c) of the 1940 Act;
         (e) issue shares at net asset value to the sponsor organization, custodian, or depositary of a periodic or single payment plan, or similar plan for the purchase of shares of the Trust, purchasing for such plan;
         (f) issue shares in the course of any other transaction specifically provided for in the Prospectus of the Trust (as defined in Section 5 hereof) or upon obtaining the written consent of AFD thereto; and
         (g) sell shares outside of the North American continent, Hawaii and Puerto Rico through such other principal underwriter or principal underwriters as may be designated from time to time by the Trust, pursuant to Section 1 hereof.
     4. AFD shall devote its best efforts to the sale of shares of the Trust and shares of any other mutual funds served as investment adviser by affiliated companies of The Capital Group, Inc., and insurance contracts funded by shares of such mutual funds, for which AFD has been authorized to act as a principal underwriter for the sale of shares. AFD shall maintain a sales organization suited to the sale of shares or contracts of the Trust and shall use its best efforts to effect such sales in countries as to which the Trust shall have expressly waived in writing its right to designate another principal underwriter pursuant to subsection 1(b) hereof, and shall effect and maintain appropriate qualification to do so in all those jurisdictions in which it sells or offers shares for sale and in which qualification is required.
     5. Within the United States of America, all dealers to whom AFD shall offer and sell shares must be duly licensed and qualified to sell shares of the Trust. Shares sold to dealers shall be for resale by such dealers only at the public offering price set forth in the effective prospectus which is part of the Trust's Registration Statement in effect under the Securities Act of 1933, as amended, for each series issued by the Trust at the time of such offer or sale (herein the "Prospectus"). AFD shall not, without the consent of the Trust, sell or offer for sale any shares of a series issued by the Trust other than pursuant to this Agreement.
     6. In its sales to dealers, it shall be the responsibility of AFD to insure that such dealers are appropriately qualified to transact business in the shares under applicable laws, rules and regulations promulgated by such national, state, local or other governmental or quasi-governmental authorities as may in a particular instance have jurisdiction.
     7. The applicable public offering price of shares shall be the price which is equal to the net asset value per share plus such sales charge as may be provided for in the Prospectus. Net asset value per share shall be determined by the Trust in the manner and at the time or times set forth in and subject to the provisions of the Prospectus of the Trust.
     8. All orders for shares received by AFD shall, unless rejected by AFD or the Trust, be accepted by AFD immediately upon receipt and confirmed at an offering price determined in accordance with the provisions of the Prospectus and the 1940 Act, and applicable rules in effect thereunder. AFD shall not hold orders subject to acceptance nor otherwise delay their execution. The provisions of this Section shall not be construed to restrict the right of the Trust to withhold shares from sale under Section 16 hereof.
     9. The Trust or its transfer agent shall be promptly advised of all orders received, and shall cause shares to be issued upon payment therefor in New York or Los Angeles Clearing House Funds.
     10. AFD shall adopt and follow procedures as approved by the officers of the Trust for the confirmation of sales to dealers, the collection of amounts payable by dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Commission or the National Association of Securities Dealers, Inc. ("NASD"), as such requirements may from time to time exist.
     11. The compensation for the services of AFD as a principal underwriter under this Agreement shall be (i) that part of the sales charge which is retained by AFD after allowance of discounts to dealers as provided for in
Section 5 hereof, (ii) amounts payable as a contingent deferred sales charge on certain redemptions of shares and (iii) amounts payable to AFD as reimbursement of distribution expenses pursuant to the Trust's Plan of Distribution under Rule 12b-1 under the 1940 Act, payable in arrears as of the 10th day following each month-end.
     12. The Trust agrees to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act.
     13. The Trust agrees to use its best efforts to maintain an effective Prospectus under the Securities Act of 1933, as amended, and warrants that such Prospectus will contain all statements required by and will conform with the requirements of such Securities Act of 1933 and the rules and regulations thereunder, and that no part of any such Prospectus, at the time the Registration Statement of which it is a part becomes effective, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. AFD agrees and warrants that it will not in the sale of shares use any Prospectus, advertising or sales literature not approved by the Trust or its officers nor make any untrue statement of a material fact nor omit the stating of a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. AFD agrees to indemnify and hold the Trust harmless from any and all loss, expense, damage and liability resulting from a breach of the agreements and warranties in this Section contained, or from the use of any sales literature, information, statistics or other aid or device employed in connection with the sale of shares.
     14. The expense of each printing of each Prospectus and each revision thereof or addition thereto deemed necessary by the Trust's officers to meet the requirements of applicable laws shall be divided between the Trust, AFD and any other principal underwriter of the shares of the Trust as follows:
         (a)  the Trust shall pay the type-setting and make-ready charges;
         (b) the printing charges shall be prorated between the Trust, AFD, and any other principal underwriter(s) in accordance with the number of copies each receives; and
         (c) expenses incurred in connection with the foregoing, other than to meet the requirements of the Securities Act of 1933, as amended, or other applicable laws, shall be borne by AFD, except in the event such incremental expenses are incurred at the request of any other principal underwriter(s) in which case such incremental expenses shall be borne by the principal underwriter(s) making the request.
     15. The Trust agrees to use its best efforts to qualify and maintain the qualification of an appropriate number of the shares of each series it offers for sale under the securities laws of such states as AFD and the Trust may approve. Any such qualification for any series may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Trust, but AFD shall furnish such information and other material relating to its affairs and activities as may be required by the Trust or its counsel in connection with such qualifications.
     16. The Trust may withhold shares of any series from sale in any jurisdiction temporarily or permanently if, in the opinion of its counsel, such offer or sale would be contrary to law or if the Trustees or the President or any Vice President of the Trust determines that such offer or sale is not in the best interest of the Trust. The Trust will give prompt notice to AFD of any withholding and will indemnify it against any loss suffered by AFD as a result of such withholding by reason of non-delivery of shares of any series after a good faith confirmation by AFD of sales thereof prior to receipt of notice of such withholding.
     17. (a) This Agreement may be terminated at any time, without payment of any penalty, as to the Trust or any series on sixty (60) days' written notice by AFD to the Trust.
          (b) This Agreement may be terminated as to the Trust or any series by either party upon five (5) days' written notice to the other party in the event that the Securities and Exchange Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the shares of the Trust or such series.
          (c) This Agreement may be terminated as to any series upon five (5) days' written notice to AFD provided either of the following events has occurred:
               (i) The NASD has expelled AFD or suspended its membership in that organization;
               (ii) the qualification, registration, license or right of AFD to sell shares of any series in a particular state has been suspended or cancelled by the State of California or any other state in which sales of the shares of the Trust or such series during the most recent twelve-month period exceeded 10% of all shares of such series sold by AFD during such period.
          (d) This Agreement may be terminated as to the Trust or any series at any time on sixty (60) days' written notice to AFD without the payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Distribution Plan or this Agreement or any other agreements related to the Distribution Plan (the "Qualified Trustees") or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such series.
     AFD shall inform the Trust promptly of the institution of any proceedings against it by the Commission, the NASD, or any state regulatory authority.
     18. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term "assignment" shall have the meaning set forth in the 1940 Act.
     19. No provision of this Agreement shall protect or purport to protect AFD against any liability to the Fund or holders of its shares for which AFD would otherwise be liable by reason of willful misfeasance, bad faith, or gross negligence.
     20. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund, or any other series, individually, but bind only the Trust Estate. AFD agrees to look solely to the assets of the Trust for the satisfaction of any liability of the Trust in respect of this Agreement and will not seek recourse against such Trustees, officers, employees, agents or shareholders or any of them, or any of their personal assets for such satisfaction.
     21. This Agreement becomes effective on June 1, 1989. Unless sooner terminated in accordance with the other provisions hereof, this Agreement shall continue in effect until May 31, 1990, and shall continue in effect from year to year thereafter but only so long as such continuance is specifically approved at least annually by votes of the majority of both (a) the Board of Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Agreement.
     22. This Agreement shall take effect with respect to each series of the Trust which may be established in the future at such time as it has been approved as to such series by vote of the Board of Trustees and the Qualified Trustees in accordance with Section 21. The Agreement as approved with respect to any series shall specify the compensation payable to AFD pursuant to Section 11, as well as any provisions which may differ from those herein with respect to such series, subject to approval in writing by AFD.
     This Agreement may be approved, amended, continued or renewed with respect to a series as provided herein notwithstanding such approval, amendment, continuance or renewal has not been effected with respect to any one or more other series of the Trust.
     This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate original by their officers thereunto duly authorized, as of June 1, 1989.
THE AMERICAN FUNDS INCOME SERIES   AMERICAN FUNDS DISTRIBUTORS,
                                   INC.
By /s/Abner D. Goldstine          By /s/E. Graham Holloway
  Abner D. Goldstine, President     E. Graham Holloway, Chairman
By /s/Julie F. Williams           By /s/James R. Zukor
  Julie F. Williams, Secretary      James R. Zukor, Secretary



American Funds Distributors(sm)

American Funds Distributors
333 South Hope Street
Los Angeles, California  90071
Telephone 800/421-9900; ext. 11

SELLING GROUP AGREEMENT

Gentlemen:

We have entered into principal underwriting agreements with each of the Funds in The American Funds Group (hereafter called the "Companies") under which we are appointed exclusive agent for the respective Companies for the sale of their shares. As such agent we offer to sell to you as a member of a Selling Group, shares of such of the Companies as are qualified for sale in your state, on the terms set forth below. We are acting as an underwriter within the meaning of Article 111, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

You are to offer and sell shares only at the regular public price currently determined by the respective Companies in the manner described in their offering Prospectuses. This Agreement on your part runs to us and to the respective Companies and is for the benefit of and enforceable by each. The offering Prospectuses and this Agreement set forth the terms applicable to members of the Selling Group and all other representations or documents are subordinate.

2. On sales of shares of Companies listed in Category I on the attached Schedule A you will be paid dealer commissions as follows:

SALES                                         DEALER                    SALES
                                              COMMISSION                CHARGE
                                              AS PERCENTAGE OF          AS PERCENTAGE OF
                                              THE OFFERING PRICE        THE OFFERING PRICE



Less than $50,000                             5.00%                     5.75%



$50,000 but less than                         3.75%                     4.50%

$100,000

$100,000 but less than $250,000               2.75%                     3.50%

$250,000 but less than $500,000               2.00%                     2.50%

$500,000 but less than S1,000,000             1.60%                     2.00%

$1,000,000 or more                            see below                 none



If you initiate and are responsible for sales of shares a) amounting to $1 million or more or b) made at net asset value to retirement plans of organizations with collective retirement plan assets of $100 million or more, you will be paid a dealer commission of 1.00% on sales to $2 million, plus 0.80% on amounts over $2 million up to $3 million, plus 0.50% on amounts over $3 million up to $50 million, plus 0.25% on amounts over $50 million up to $100 million, plus 0. 15% on amounts over $100 million. For each account of a shareholder of the respective Companies (and accounts related by the fight of accumulation), only such net asset value sales made over a 12 month period (commencing from the date of the first such sale) will be considered for purposes of determinin the level of dealer commissions to be paid during that period with respect to such account(s). No dealer commissions are paid on any other sales of shares at net asset value, except that commissions may be paid to dealers on their sales of fund shares to accounts managed by affiliates of The Capital Group, Inc. as set forth in this Agreement. Sales of shares of Washington Mutual Investors Fund below $1 million made in connection with certain accounts established prior to September 1, 1969 are subject to reduced dealer commissions and sales charges as described in the Washington Mutual Investors Fund Prospectus.

The schedule of sales charges above applies to single purchases, concurrent purchases of two or more of the Companies (except those listed in Category 3 on the attached Schedule A). and purchases made under a statement of intention and pursuant to the right of accumulation. both of which are described in the Prospectuses.

3. On sales of shares of Companies listed in Category 2 on the attached Schedule A you will be paid the same dealer commissions indicated in paragraph 2 above except as follows:

SALES                                       DEALER                     SALES

                                            COMMISSION                 CHARGE

                                            AT PERCENTAGE OF           AT PERCENTAGE OF

                                            THE OFFERING PRICE         THE OFFERING PRICE



Less than $25,000                           4.00%                      4.75%

$25,000 but less than $50,000               3.75%                      4.50%

$50,000 but less than $100,000              3.25%                      4.00%



With respect to sales of shares of any tax-exempt fund, the commission schedule for sales of shares to retirement plans of organizations with assets of $100 million or more is inapplicable.

4. On sales of shares of Companies listed in Category 3 on the attached Schedule A no dealer commissions will be paid.

5. We are also authorized to pay you continuing service fees with respect to the shares of all the Companies to promote selling efforts and to compensate you for providing certain services for your clients such as processing purchase and redemption transactions, establishing shareholder accounts and providing certain information and assistance with respect to the Companies, provided you meet certain service-related criteria and have executed a "Supplemental Selling Group Agreement" available from us upon request.

6. Any order by you for the purchase of shares of the respective Companies through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Companies. In addition to the right to reject any order, the Companies have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you which is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. The shares purchased will be issued by the respective Companies only against receipt of the purchase price, in collected New York or Los Angeles Clearging House funds subject to deduction of all commissions on such sale (reallowance of any commissions to which you are entitled on purchases at net asset value will be paid through our direct purchase commission system).
If payment for the shares purchased is not received within seven days after the date of confirmation the sale may be canceled forthwith, by us or by the respective Companies, without any responsibility or liability on our part or on the part of the Companies, and we and/or the respective Companies may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Companies resulting from your delay or failure to make payment as aforesaid.

7. You are obliged to date and time stamp all orders received by you and promptly to transmit all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of shares so as to profit yourself as a result of such withholding. You shall not purchase shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

8. If any share is repurchased by any of the respective Companies or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security you shall forthwith refund to us the full commissions paid to vou on the original sale.

9. You shall not, if acting as principal, purchase any share of any of the respective Companies from a record holder at a price lower than the net asset value next determined by or for the respective Companies' shares. You shall, however. be permitted to sell any shares for the account of a shareholder of the respective
Companies at the net asset value currently quoted by or for the respective Companies' shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

10. We shall furnish you without charge reasonable quantities of offering Prospectuses, with any supplements currently in effect, and copies of current shareholder reports of the respective Companies, and sales materials issued by us from time to time. In the purchase of shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to us or any of the Companies (except material which we furnished to you) without our prior written approval.

11. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in the offering Prospectuses of the respective Companies, and to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., which shall control and override any provision to the contrary in this Agreement.

12. You shall make available shares of the respective Companies only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the respective Companies or any other entity having, either a Selling Group Agreement or other Agreement with us.

13. We act solely as agent for the Companies, and are not responsible for qualifying the Companies or their shares for sale IN any jurisdiction. Upon written request we will provide you with a list of the jurisdictions in which the respective Companies or their shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of shares of the Companies.

14. You represent that you are a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers, Inc., and agree to notify us immediately if you cease to be so registered or licensed or a member in good standing of that Association. (The provisions of the preceding sentence do not apply to a broker or dealer located in a foreign country and doing business outside the jurisdiction of the United States.)

15. Either of us may cancel this Agreement at any time by written notice to the other.

16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (I) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.


Accepted:              Very truly yours,

----------------
Firm                 AMERICAN FUNDS DISTRIBUTORS, INC.

By-------------        By /s/ Mark Freeman
  Officer or Partner

  --------------
  Print Name of Officer or Partner

Address:-----

Date:--------

(06/96)



                        SCHEDULE A
                   SEPTEMBER 26, 1994
                (SUPERSEDES SCHEDULE A DATED
                       OCTOBER 5, 1993)
CATEGORY 1

AMCAP Fund
American Balanced Fund
American Mutual Fund
Capital Income Builder
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Investment Company of America
New Economy Fund
New Perspective Fund
SMALLCAP World Fund
Washington Mutual Investors Fund

CATEGORY 2

American High-Income Trust
American High-Income Municipal Bond Fund
Bond Fund of America
Capital World Bond Fund
Intermediate Bond Fund of America
Limited Term Tax-Exempt Bond Fund of America
Tax-Exempt Bond Fund of America
Tax-Exempt Fund of California
Tax-Exempt Fund of Maryland
Tax-Eempt Fund of Virginia
U.S. Government Securities Fund

CATEGORY 3

Cash Management Trust of America
Tax-Exempt Money Fund of America
U.S. Treasury Money Fund of America



American Funds Distributors(sm)

American Funds Distributors
333 South Hope Street
Los Angeles, California  90071
Telephone 800/421-9900; ext. 11

HOLD HARMLESS AGREEMENT

WHEREAS, (the "Employer") is eligible to establish a 403(b) custodial account for its employees pursuant to Section 403(b)(7)(A) of the Internal Revenue Code ("Code"); and

WHEREAS, Section 403(b)(7) of the Code provides that amounts paid by an eligible employer to a custodial account which satisfies the requirements of
Section 401(f)(2) of the Code shall be treated as amounts contributed by the Employer for an annuity contract (as described in Section 403(b) of the Code) for the employee if the amounts are to be paid to provide a retirement benefit for that employee and are to be invested in shares of regulated investment companies to be held in that custodial account; and

WHEREAS, the Employer desires to make available to its employees custodial accounts eligible to comply with Section 403(b)(7) of the Code; and

WHEREAS, the Employer is willing to permit its employees to select AMCAP Fund, Inc., American Balanced Fund, Inc., American High-Income Trust, American Mutual Fund, Inc., The Bond Fund of America, Inc., Capital Income Builder, Inc., Capital World Bond Fund, Inc., Capital World Growth and Income Fund, Inc., The Cash Management Trust of America, EuroPacific Growth Fund, Fundamental Investors, Inc., The Growth Fund of America, Inc., The Income Fund of America, Inc., Inter-mediate Bond Fund of America, The Investment Company of America, The New Economy Fund, New Perspective Fund, Inc., SMALLCAP World Fund, Inc., U.S. Government Securities Fund, The U.S. Treasury Money Fund of America, and Washington Mutual Investors Fund, Inc., each of which is a regulated investment company advised by Capital Research and Management Company ("Investment Companies"); and

WHEREAS, American Funds Distributors, Inc. is the principal underwriter for each of the Investment Companies; and

WHEREAS, the Investment Companies are regulated investment companies within the meaning of Sections 403(b)(7)(C) and 851(a) of the Code; and

WHEREAS, the Investment Companies are described as regulated investment companies in their current Prospectuses declared effective under the Securities Act of 1933; and

WHEREAS, the Investment Companies are authorized for sale in all 50 states; and

WHEREAS, Capital Guardian Trust Company, a bank, shall be the custodian, within the meaning of Section 401(f)(2), of the custodial accounts; and

WHEREAS, the Investment Companies are offered to the public by independent broker-dealers;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. The Investment Companies are eligible investments for 403(b) custodial accounts.

2. If any of such Investment Companies should no ton,,er be a regulated investment company, or permitted to be offered for sale under the securities laws of the United States or any state, American Funds Distributors, Inc. will inform the Employer and such Investment Companies will immediately cease accepting investments from the employees.

3. American Funds Distributors, Inc. shall comply with all pertinent written directives regarding the solicitation of employees and the purchase of investment company shares.

4. Capital Research and Management Company, the Investment Companies and American Funds Distributors, Inc. are not and shall not be regarded as the agent or employee of the Employer, of the Board of Education of the Employer, or any Board member individually, or of any officer, agent or employee of any of the foregoing, or of any legal successor of any of the foregoing, or of any combination thereof.

Neither the Employer, the Board, any Board members individually, the officers, agents and employees of any of the foregoing, the legal successors of any of the foregoing, nor any combination thereof are or shall be regarded as the agents or employees of Capital Research and Management Company, the Investment Companies or American Funds Distributors, Inc.

5. Payments for the purchase of shares of the Investment Companies shall be sent to Capital Guardian Trust Company, at the address indicated on the 403(b) account application or to such other address as may be designated in writing to the Employer.

6. Any notice to the Employer shall be in duplicate and sent to:
-------------------------------------------------------------
-------------------------------------------------------------

Notices to the Investment Companies or American Funds Distributors, Inc. shall be sent to 135 South State College Boulevard, Brea, CA 92621, Attention: Dealer Support Department.

7. American Funds Distributors, Inc. or any Investment Company reserves the right upon 30 days' written notice to the Employer, to discontinue making such shares available for purchase by the Employer or the employees of the Employer. Such termination shall in no manner affect any rights of the Employer incurred prior to such termination.

8. The Employer reserves the right upon 30 days' written notice to American Funds Distributors, Inc. or any Investment Company, to terminate this agreement or any other agreement in which this agreement might be or is incorporated, but such termination shall in no manner affect any rights of the Employer incurred prior to such termination.

9. No alteration or variation of the terms of this agreement shall be valid unless made in writing and signed by the parties hereto.

10. American Funds Distributors, Inc. hereby agrees to hold Employer harmless for any loss sustained by Employer by virtue of the breach of this agreement by American Funds Distributors, Inc.

11. This agreement supersedes and replaces any and all such agreements heretofore executed by the parties.

AMERICAN FUNDS DISTRIBUTORS, INC.

Print Name of Employer

By /s/ Mark F. Freeman
By
Title
Date




[American Funds Distributors(SM) logo]

American Funds Distributors
------------------------------------------------------------------------------
--------------------------------------

333 South Hope Street - Los Angeles, California 90071
Telephone 800/421-9900, ext. 11

BANK SELLING GROUP AGREEMENT

Gentlemen:

 We have entered into principal underwriting agreements with each of the Funds in The American Funds Group (hereafter called the "Companies") under which we are appointed exclusive agent for the respective Companies for the sale of their shares. You have indicated that you wish to act as agent for your customers in connection with the purchase, sale and redemption of shares of such Companies as are qualified for sale in your state. We agree to honor your request, subject to the terms set forth below.

 1. In placing orders for the purchase and sale of shares of the Companies, you will be acting as agent for your customers. We shall execute transactions for each of your customers only upon your authorization, at the regular public price currently determined by the respective Companies in the manner described in their offering Prospectuses. This Agreement on your part runs to us and to the respective Companies and is for the benefit of and enforceable by each. The offering Prospectuses and this Agreement set forth the terms applicable to sales of shares of the Companies through you and all other representations or documents are subordinate.

 2. On each order for shares of Companies listed in Category 1 on the attached Schedule A that is accepted by us, you will be entitled to receive the applicable commission as set forth below:


Purchases                               Commission as        Sales Charge as
                                        Percentage of        Percentage of
                                        Offering Price       Offering Price

Less than $50,000                       5.00%                5.75%

$50,000 but less than $100,000          3.75%                4.50%

$100,000 but less than $250,000         2.75%                3.50%

$250,000 but less than $500,000         2.00%                2.50%

$500,000 but less than $1,000,000       1.60%                2.00%

$1,000,000 or more                      see below            none



 For purchases a) amounting to $1 million or more or b) made at net asset value to retirement plans of organizations with collective retirement plan assets of $100 million or more, you will be paid a commission of 1.00% on sales to $2 million, plus 0.80% on amounts over $2 million up to $3 million, plus 0.50% on amounts over $3 million up to $50 million, plus 0.25% on amounts over $50 million up to $100 million, plus 0.15% on amounts over $100 million. For each account of a shareholder of the respective Companies (and accounts related by the right of accumulation), only such net asset value sales made over a 12 month period (commencing from the date of the first such sale) will be considered for purposes of determining the level of commissions to be paid during that period with respect to such account(s). No commissions are paid on any other sales of shares at net asset value, except that commissions may be paid on sales of fund shares to accounts managed by affiliates of The Capital Group, Inc. as set forth in this agreement. Sales of shares of Washington Mutual Investors Fund below $1 million made in connection with certain accounts established before September 1, 1969 are subject to reduced commissions and sales charges as described in the Washington Mutual Investors Fund Prospectus.

 The schedule of sales charges above applies to single purchases, concurrent purchases of two or more of the Companies (except those listed in Category 3 on the attached Schedule A), and purchases made under a statement of intention and pursuant to the right of accumulation, both of which are described in the Prospectuses.

 3. On sales of shares of Companies listed in Category 2 on the attached Schedule A you will be paid the same commissions indicated in paragraph 2 above except as follows:

Purchases                               Commission as        Sale
                                        Percentage of         Charge
                                        Offering Price       as Percentage of
                                                             Offering Price

Less than $25,000                       4.00%                4.75%

$25,000 but less than $50,000           3.75%                4.50%

$50,000 but less than $100,000          3.25%                4.00%



 With respect to sales of shares of any tax-exempt fund, the commission schedule for sales of shares to retirement plans of organizations with assets of $100 million or more is inapplicable.

 4. On sales of shares of Companies listed in Category 3 on the attached Schedule A no commission will be paid.

 5. We are also authorized to pay you continuing service fees with respect to the shares of all the Companies to compensate you for providing certain services for your clients such as processing purchase and redemption transactions, establishing shareholder accounts and providing certain information and assistance with respect to the Companies, provided you meet certain service-related criteria and have executed a "Supplemental Selling Group Agreement" available from us upon request.

 6. Any order by you for the purchase of shares of the respective Companies through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Companies. In addition to the right to reject any order, the Companies have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you which is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to you. The shares purchased will be issued by the respective Companies only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds subject to deduction of all commissions on such sale (reallowance of any commissions to which you are entitled on purchases at net asset value will be paid through our direct purchase commission system). If payment for the shares purchased is not received within seven days after the date of confirmation the sale may be cancelled forthwith, by us or by the respective Companies, without any responsibility or liability on our part or on the part of the Companies, and we and/or the respective Companies may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Companies resulting from your delay or failure to make payment as aforesaid.

 7. You are obliged to date and time stamp all orders received by you and promptly to transmit all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of shares so as to profit yourself as a result of such withholding. You shall not purchase shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

 8. If any share is repurchased by any of the respective Companies or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security you shall forthwith refund to us the full commissions paid to you on the original sale.

 9. You shall not, if acting as principal, purchase any share of any of the respective Companies from a record holder at a price lower than the net asset value next determined by or for the respective Companies' shares. You shall, however, be permitted to sell any shares for the account of a shareholder of the respective Companies at the net asset value currently quoted by or for the respective Companies' shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

 10. We shall furnish you without charge reasonable quantities of offering Prospectuses, with any supplements currently in effect, and copies of current shareholder reports of the respective Companies, and sales materials issued by us from time to time. In the purchase of shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to us or any of the Companies (except material which we furnished to you) without prior written approval.

 11. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in offering Prospectuses of the respective Companies, which shall control and override any provision to the contrary in this Agreement.

 12. You shall make available shares of the respective Companies only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the respective Companies or any other entity having either a Selling Group Agreement or other Agreement with us.

 13. We act solely as agent for the Companies, and are not responsible for qualifying the Companies or their shares for sale in any jurisdiction. Upon written request we will provide you with a list of the jurisdictions in which the respective Companies or their shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of shares of the Companies.

 14. You represent that you are (a) properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers, Inc., or (b) a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (or other financial institution) and not otherwise required to register as a broker or dealer under such Act or any state laws. You agree to notify us immediately in writing if this representation ceases to be true. You also agree that, if you are a bank or other financial institution as set forth above, you will maintain adequate records with respect to your customers and their transactions, and that such transactions will be without recourse against you by your customers. We recognize that, in addition to applicable provisions of state and federal securities laws, you may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federal and state chartered and supervised financial institutions and their affiliated organizations. Because you will be the only entity having a direct relationship with the customer in connection with securities purchases hereunder, you will be responsible in that relationship for insuring compliance with all laws and regulations, including those of all applicable federal and state regulatory authorities and bodies having jurisdiction over you or your customers to the extent applicable to securities purchases hereunder.

 15. Either of us may cancel this Agreement at any time by written notice to the other.

 16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

 Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.

Very truly yours,

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ Mark Freeman

Accepted:
________________________________________
                                       Firm
By _____________________________________
                            Officer or Partner
________________________________________
            Print Name of Officer or Partner
Address: ________________________________
Date:  __________________________________


   SCHEDULE A
October 5, 1993
(supersedes Schedule A dated
February 1, 1991)

Category 1

AMCAP Fund
American Balanced Fund
American Mutual Fund
Capital Income Builder
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Investment Company of America
New Economy Fund
New Perspective Fund
SMALLCAP World Fund
Washington Mutual Investors Fund

Category 2

American High-Income Trust
Bond Fund of America
Capital World Bond Fund
Intermediate Bond Fund of America
Limited Term Tax-Exempt Bond Fund of America
Tax-Exempt Bond Fund of America
Tax-Exempt Fund of California
Tax-Exempt Fund of Maryland
Tax-Exempt Fund of Virginia
U.S. Government Securities Fund

Category 3

Cash Management Trust of America
Tax-Exempt Money Fund of America
U.S. Treasury Money Fund of America




[American Funds Distributors(SM) logo]
American Funds Distributors
------------------------------------------------------------------------------
--------------------------------------

333 South Hope Street - Los Angeles, California 90071
Telephone 800/421-9900, ext. 11

SUPPLEMENTAL SELLING GROUP AGREEMENT

Gentlemen:

 You have entered into a Selling Group Agreement with us with respect to each of the Funds in The American Funds Group (hereafter called the Companies). We are authorized to pay you certain service fees each quarter in connection with your sales of shares of the Companies, subject to the terms set forth below which will be revised by us from time-to-time. your participation in this service fee program will be evaluated at specific time intervals. Initial qualification does not assure continued participation and this Agreement may be amended or terminated by us at any time as indicated below. The offering Prospectuses and this Agreement set forth the terms applicable to service fees and all other representations and documents are subordinate.

 1. You have met the minimum aggregate assets requirement set forth on the attached Schedule 1.

 2. You agree to cooperate as requested with programs that we provide to enhance shareholder service. You also agree to assume an active role in providing shareholder services such as processing purchase and redemption transactions, establishing shareholder accounts and providing certain information and assistance with respect to the Companies. Redemption levels of shareholder accounts assigned to you will be considered in evaluating your continued participation in this service fee program.

 3. You agree to support our marketing efforts by granting reasonable requests for visits to your offices by our wholesalers and, to the extent applicable, by including all Companies covered by this Agreement on your "approved" list.

 4. You agree to assign an individual broker to each shareholder account on your books and to reassign the account should that broker leave your firm. You agree to instruct each such broker to regularly contact shareholders having accounts so assigned.

 5. You agree to pass through to your brokers a share of the service fees paid to you pursuant to this Agreement.

 6. You acknowledge that (i) all service fee payments are subject to the limitations contained in each Company's Plan of Distribution and may be varied or discontinued at any time, (ii) in order to receive a service fee for a particular quarter, the fee must amount to at least $100, and (iii) with respect to shares of the Companies listed in Categories A and B, no service fees will be paid on shares sold at net asset value (except on shares attributable to sales (i) amounting to $1 million or more, (ii) made to retirement plans of organizations with collective retirement plan assets of $100 million or more or (iii) made to accounts managed by affiliates of The Capital Group, Inc. which you initiated and for which you were responsible).

7. On shares of Companies listed in Category A on the attached Schedule 2 you will be paid a service fee each quarter based on the aggregate net asset value of each account assigned to you (including accounts entitled to the right of accumulation) as of the last day of the quarter for which payment is being made at the following annual rates:

                                       ANNUAL SERVICE FEE RATE

All Shares Acquired Through
June 30, 1988                                0.15%
All Shares Acquired After
June 30, 1988                           0.25% (accrual
                                        of fee commencing after
                                        after such shares are
                                        held 12 months)

8. On shares of Companies listed in Category B on the attached Schedule 2 you will be paid a service fee each quarter based on the aggregate net asset value of each account assigned to you (including accounts entitled to the right of accumulation) as of the last day of the quarter for which payment is being made at the following annual rates:

                                       ANNUAL SERVICE FEE RATE

All Shares                             0.25% (accrual of fee
                                       commencing after such
                                       shares are held 12
                                       months

9. On shares of Companies listed in Category C on the attached Schedule 2 you will be paid a service fee each quarter based on the aggregate net asset value of each account assigned to you (including accounts entitled to the right of accumulation) as of the last day of the quarter for which payment is being made at the following annual rates:

                                       ANNUAL SERVICE FEE RATE

All Shares                             0.15% (accrual of fee
                                       commencing after such
                                       shares are held 12
                                       months

10. Either of us may cancel this Agreement at any time by written notice to the other.

11. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

 Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed with the laws of the State of California.

Very truly yours,

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ Mark Freeman
Accepted:
________________________________________
                                       Firm
By _____________________________________
                            Officer or Partner
________________________________________
            Print Name of Officer or Partner
Address: ________________________________
Date:  __________________________________

     SCHEDULE 1
SEPTEMBER 1, 1988

 Your eligibility is conditioned on verification by us of accounts of shares of the Companies assigned to you having an aggregate net asset value amounting to at least $750,000.

                             ---------------------

  SCHEDULE 2
September 26, 1994
(supersedes Schedule 2 dated
October 5, 1993)

Category A

AMCAP Fund
American Balanced Fund
American Mutual Fund
Bond Fund of America
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Investment Company of America
New Economy Fund
New Perspective Fund
Tax-Exempt Bond Fund of America
Washington Mutual Investors Fund

Category B

American High-Income Municipal Bond Fund
American High-Income Trust
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
Intermediate Bond Fund of America
Limited Term Tax-Exempt Bond Fund of America
SMALLCAP World Fund
Tax-Exempt Fund of California
Tax-Exempt Fund of Maryland
Tax-Exempt Fund of Virginia
U.S. Government Securities Fund

Category C

Cash Management Trust of America
Tax-Exempt Money Fund of America
U.S. Treasury Money Fund of America



American Funds Distributors (SM)

AMERICAN FUNDS DISTRIBUTORS
333 South Hope Street - Los Angeles,  California 90071
Telephone 800/421-9900, ext. 11

ADDENDUM TO SELLING GROUP AGREEMENT

FOR THE STATE OF___________________

   This Addendum to the SELLING GROUP AGREEMENT ("Agreement") among AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("LNL"), and the broker-dealer firm identified below ("Dealer") is effective upon execution by all parties.

   AFD, LNL and Dealer hereby agree that LNL shall pay all compensation due any agents of the Dealer for business transacted on behalf of LNL directly to, and in the name of a compensation manager appointed by Dealer, such compensation manager being a duly licensed insurance agent in the state referenced above.

   Dealer shall appoint its compensation manager in writing, signed by an officer or partner of Dealer who has the authority to bind Dealer. LNL shall direct all pavments for business transacted by agents of Dealer to the named compensation manager until such time as Dealer notifies LNL, in writing, that another compensation manager has been appointed.

   It is agreed that payment of compensation payable by LNL to the agents of Dealer shall be the responsibility of the compensation manager and shall not be the responsibility of LNL. Furthermore, Dealer represents and warrants that all monies received from LNL shall be distributed by the compensation manager only to duly licensed agents appointed with LNL in accordance with the Agreement and all applicable laws of the above referenced state.

   It is further agreed that Dealer shall indemnify and hold harmless LNL, AFD, and any of their affiliates, their respective officers, directors, employees or agents ("Indemnified Party") from any and all claims, and demands or causes of action that arise out of the compensation manager's negligence, or failure to properly perform the responsibilities set forth in this Addendum or the Agreement. Dealer, at its own cost, shall defend any legal proceeding that may be brought against an Indemnified Party on any such claim or demand in respect to which such Indemnified Party is indemnified and held harmless hereunder, and shall satisfy any judgment that may be rendered against such Indemnified Party with respect to any such claim or demand. Dealer shall notify LNL and AFD promptly upon receipt of any such claim or demand which it receives.

   Dealer agrees that this Addendum constitutes written consent by Dealer to allow LNL to pay the compensation to the compensation manager as required by Rule 3060 of the Rules of the NASD.

   Any party to this Addendum may cancel this Addendum at any time upon written notice to all other parties, effective upon receipt.

   Three originals of the Addendum should be executed. Two of the originals should be returned to AFD.

   In WITNESS WHEREOF, the undersigned have executed this Addendum to the Selling Group Agreement on the date written below.

AMERICAN FUNDS DISTRIBUTORS, INC.     THE LINCOLN NATIONAL LIFE
133 South Hope Street                 INSURANCE COMPANY
Los Angeles, CA 90071                 1300 South Clinton Street
                                      Fort Wayne, IN 46801

By_______________________________     By________________________
_________________________________
   (Name of Broker-Dealer Firm)

By_______________________________
Print Name_______________________
Title____________________________
Date_____________________________

   Please state the name and the tax identification number of the compensation manager who is licensed in THE above referenced state with The Lincoln National Life Insurance Company.

Compensation Manager ____________________________________
                                    Print Name
                     ____________________________________
                                    Signature
Social Security No.  ____________________________________
9/96